February 19, 2009

George Holley, Chairman
Home Diagnostics, Inc.
2400 NW 55th Court
Fort Lauderdale, Fl 33309

RE: Employment Agreement dated November 6, 2008, by and between J. Richard Damron, Jr. and Home Diagnostics, Inc. (the “Company”)

Dear George:

As requested in your letter, dated February 18, 2009, I hereby resign my positions as President, Chief Executive Officer and Director of the Company effective February 23, 2009, in order to effectuate the transition of such positions to Joseph Capper.

As set forth in your letter, I will be receiving notice pursuant to Section 2 of my employment agreement (Term of the Agreement), informing me that my last day of employment will be March 31, 2009. In addition, as requested, I will make myself available in the office on the morning of February 23, 2009 and subsequently via telephone for consultations and/or occasional meetings should the need arise. Pursuant to the terms of the Agreement, I will deliver the Release in exchange for payment in accordance with Agreement.

Sincerely,

/s/ J. Richard D. Damron, Jr.
J. Richard Damron, Jr.